UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): December 17, 2019

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

By letter dated December 17, 2019, received on December 17, 2019 by electronic transmission, to New Concept Energy, Inc. (the “Registrant” or the “Issuer” or the “Company”), NYSE Regulation advised that a recent review of the Company [Form 10-Q Quarterly Report for the quarter ended September 30, 2019] shows that it is below compliance with Section 1003(a)(ii) since it reported a stockholder’s equity of $2.4 million as of September 30, 2019 and losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2018. The letter is NYSE Regulation’s official notice of noncompliance with the NYSE American continued listing standards and provides that the Company is now subject to the procedures and requirements set forth in Section 1009 of the Company Guide, which include:

•	the Company making a public announcement through news media by December 21, 2019, disclosing the fact that the Company is not currently in compliance with the continued listing standards of the NYSE American, and that the listing is subject to compliance with certain cure provisions, with a target completion date of December 17, 2020 (twelve months from the noncompliance notification date);

•	The Company must contact the NYSE American by December 21, 2019 to confirm receipt of the letter;

•	The Company must submit a plan to NYSE Regulation by January 17, 2020, advising of actions the Company has taken or will take to regain compliance with the continued listing standards, which plan should include specific milestones, quarterly financial projections and details related to any strategic initiatives the Company plans to complete.

•	If the plan is accepted but the Company is not in compliance with the continued listing standards by December 17, 2020 or if the Company does not make progress consistent with the plan during the plan period, the Exchange Staff may initiate delisting procedures.

The December 17, 2019 letter also advised that the Company may be close to falling below compliance with the continued listing standards in Section 1003(a)(i) of the Company Guide since it reported stockholder’s equity of $2.4 million as of September 30, 2019 and losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2018, and the letter is to also serve as an early warning of the Company’s potential noncompliance with Section 1003(a)(i).

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The information furnished pursuant to this Item 3.01 of this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise, subject to the liabilities of that Section, unless we specifically incorporate it by reference in the document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The Company undertakes no duty or obligation to publicly update or revise information described in Exhibit “99.1” to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated November 14, 2019

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 20, 2019

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Chairman, President,
Chief Executive Officer, and
Chief Financial Officer

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Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Gene Bertcher (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Receives NYSE Regulation Letter

Dallas - December 20, 2019 – New Concept Energy, Inc. (NYSE American: GBR), announced that, on December 17, 2019, the Company received notice from NYSE Regulation, indicating that the Company is currently below compliance with the NYSE American Exchange’s continued listing standards of reported stockholders’ equity at December 31, 2018 and losses from continuing operations in three of its four most recent fiscal years ended December 31, 2018, as required by Section 1003 of the NYSE American Company guide. The Company has been afforded the opportunity to submit a Plan by January 14, 2020, advising of actions it has taken or will take to regain compliance with the continued listing standards by December 17, 2020. The Company’s plan is to include specific milestones, quarterly financial projections and details related to any strategic initiatives it plans to complete. Once the plan is submitted, NYSE Regulation will review the plan and provide guidance to the Company of its acceptance or lack thereof. The Company is in the process of preparing the plan for timely submission by January 16, 2020 to become in full compliance with all continued listing standards of the NYSE American Exchange.

About New Concept Energy, Inc.

New Concept Energy, Inc. is a Dallas-based oil and gas company which owns oil and gas wells and mineral leases in Ohio and in West Virginia. For more information, visit the Company’s website at www.newconceptenergy.com.

Contact:

New Concept Energy, Inc.

Gene Bertcher, (800) 400-6407

info@newconceptenergy.com